EXHIBIT 12.1
PROLOGIS TRUST
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)


                                    Nine Months Ended
                                      September 30,                              Year Ended December 31,
                                  ----------------------      ----------------------------------------------------------
                                      2001        2000            2000        1999        1998        1997        1996
                                  ----------  ----------      ----------  ----------  ----------  ----------  ----------

Net earnings from operations      $  176,229  $  178,015      $  236,221  $  161,570  $  102,936  $   38,832  $   79,384
Add:
     Interest expense                115,199     128,542         172,191     170,746      77,650      52,704      38,819
                                  ----------  ----------      ----------  ----------  ----------  ----------  ----------

Earnings as adjusted              $  291,428  $  306,557      $  408,412  $  332,316  $  180,586  $   91,536  $  118,203
                                  ==========  ==========      ==========  ==========  ==========  ==========  ==========


Fixed charges:
     Interest expense             $  115,199  $  128,542      $  172,191  $  170,746  $   77,650  $   52,704  $   38,819
     Capitalized interest             26,635      12,772          18,549      15,980      19,173      18,365      16,138
                                  ----------  ----------      ----------  ----------  ----------  ----------  ----------

         Total fixed charges      $  141,834  $  141,314      $  190,740  $  186,726  $   96,823  $   71,069  $   54,957
                                  ==========  ==========      ==========  ==========  ==========  ==========  ==========

Ratio of earnings, as adjusted
  to fixed charges                       2.1         2.2             2.1         1.8         1.9         1.3         2.2
                                  ==========  ==========      ==========  ==========  ==========  ==========  ==========


      -